                                                                 EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                              RBS ACQUISITION CORP.


         The undersigned natural person, of the age of eighteen years or more, a resident of the State of Texas, and acting as incorporator of a corporation under the Texas Business Corporation Act, as amended (the "Act"), hereby adopts the following Articles of Incorporation for such corporation.

                                   ARTICLE ONE
                                      NAME

         The name of the corporation is RBS Acquisition Corp. (the
"Corporation").

                                   ARTICLE TWO
                               PERIOD OF DURATION

         The period of duration of the Corporation is perpetual.

                                  ARTICLE THREE
                               PURPOSES AND POWERS

         Section 1. PURPOSES. The purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be incorporated under the Act.

         Section 2. POWERS. Subject to any specific written limitations or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, and solely in furtherance thereof, but not in addition to the limited purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the Act, which powers are not inconsistent with these Articles.

                                  ARTICLE FOUR
                  CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

         Section 1. AUTHORIZED SHARES. The Corporation shall have authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 50,000 shares of which 40,000 shall be Common Stock and 10,000,000 shall be Preferred Stock. Each share of Common Stock shall have a par value of $.001, and each share of Preferred Stock shall have a par value of $.001.

         The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series, each of which shall have such designation(s) or title(s) as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Subject to the provisions of these Articles of Incorporation, the Board of Directors is hereby authorized to fix or alter the


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

dividend rates, conversion rights, rights and terms of redemption, including sinking funds provision, the redemption price or prices, voting rights and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, powers, preferences, limitations and restrictions, if any, accompanying such shares of preferred Stock shall be set forth by resolution of the Board of Directors providing for the issue thereof prior to the issuance of any shares thereof, in accordance with the applicable provisions of the Act. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

         Section 2. PREEMPTIVE RIGHTS. No holder of shares of capital stock of the Corporation shall, solely by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such holder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

         Section 3. VOTING. In the exercise of voting privileges, each holder of shares of the capital stock of the Corporation shall be entitled to one vote for each share held in his name on the books of the Corporation. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital stock of the Corporation entitled to vote at the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of Directors.

         Section 4. NON-VOTING SECURITIES. As a successor to RBSC, Inc., a California corporation reorganized pursuant to its Plan of Reorganization dated October 14, 1997 as modified on January 23, 1998, January 28, 1998 and February 26, 2998 and as confirmed by order of the United States Bankruptcy Court, Central District of California on March 20, 1998, the Corporation is prohibited from issuing non-equity voting securities under Section 1123(a)(6) of the United States Bankruptcy Code. If there are to be several classes of securities issued in the future, all shall possess voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, an adequate provision for the election of directors representing such preferred class in the event of default in the payment of such dividends.

         The provisions of Section 4 of this Article shall apply unless and until the Corporation amends, alters, changes or repeals such provisions in the manner now or hereafter prescribed by the Act or these Articles of Incorporation.

                                  ARTICLE FIVE
                  MAJORITY VOTE FOR APPROVAL OF CERTAIN ACTIONS

         If, with respect to any matter for which the affirmative vote or concurrence of the Shareholders of the Corporation is required, any provision of the Act, as the same may be amended from time to time, would, but for this Article Five, require the affirmative vote or concurrence of the holders of shares having more than a majority of the votes entitled to vote on such matter, or of any class or series thereof, the affirmative vote or concurrence of the holders of shares having only a majority of the votes entitled to vote on such matter, or of any class or series thereof, shall be required with respect to any such matter.

                                   ARTICLE SIX
                                WRITTEN CONSENTS

         Except for the election of directors of the Corporation, who when elected by Shareholders shall be elected at either an annual or special meeting of shareholders called for such purpose, any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE SEVEN
                                     QUORUM

         With respect to any matter, a quorum will be present at a meeting of shareholders if the holders of one-third of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

                                  ARTICLE EIGHT
                  POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS

         Special meetings of the Shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors or holders of not less than 30% of all the share entitled to vote at the proposed special meeting of the Shareholders.


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

                                  ARTICLE NINE
                            COMMENCEMENT OF BUSINESS

         The Corporation shall not commence business until it has received for the issuance of its shares of Common Stock consideration of the value of at least $1,000.

                                   ARTICLE TEN
                           REGISTERED AGENT AND OFFICE

         Section 1. REGISTERED OFFICE. The address of the initial registered office of the Corporation is 14160 Dallas Parkway, Suite 950, Dallas, Texas 75240.

         Section 2. REGISTERED AGENT. The name of the initial registered agent of the Corporation at such address is Timothy P. Halter.

                                 ARTICLE ELEVEN
                                    DIRECTORS

         Section 1. INITIAL BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors of the Corporation. The initial Board of Directors shall consist of one member who need not be a resident of the State of Texas or a Shareholder of the Corporation. The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the Act.

         Section 2. NAMES AND ADDRESSES. The name and address of the person who is to serve as Director until the first annual meeting of Shareholders or until his successor or successors are elected and qualified, or until his earlier death, resignation, or removal are as follows:


NAME                       ADDRESS                                  CITY, STATE
Timothy P. Halter          14160 Dallas Parkway, Suite 950          Dallas, Texas 75240

         Section 3. LIMITATIONS ON LIABILITY OF DIRECTORS. No Director of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for an act or omission in the Director's capacity as a Director, provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director to the extent a Director is found liable for (a) a breach of the Director's duty of loyalty to the Corporation or its Shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability of the Director is expressly provided by an applicable statute.

         If the Texas Miscellaneous Corporation Laws Act or other applicable provision of Texas law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act or other applicable provision of Texas law as amended. Any repeal or modification of this Section 3 by the Shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE TWELVE
                      SPECIAL POWERS OF BOARD OF DIRECTORS

         In furtherance of, and not in limitation of the powers and authorities conferred under the Act, the Board of Directors is expressly authorized:

         1. To make, alter, amend and rescind the Bylaws of the Corporation; to fix, adjust and maintain from time to time the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         2. From time to time, to determine whether and to what extent and at what times and places and under what conditions and provisions the accounts and books of the Corporation shall be maintained and made available for inspection of any Shareholder, and no Shareholder shall have any right to inspect any account or books or records of the Corporation, except as provided in the Act, or authorized by the Board of Directors.

         3. If the Bylaws so provide, to designate two or more of their number to constitute an executive committee, which committee shall, as provided in said resolution or in the Bylaws of the Corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the Act requires a particular matter to be authorized by the Board of Directors.

                                ARTICLE THIRTEEN
                           ADDITIONAL POWERS IN BYLAWS

         The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and to those expressly conferred upon them by the Act.

                                ARTICLE FOURTEEN
               TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS

         No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other

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organization in which one or more of the Directors or Officers of the
Corporation are directors, officers or partners, or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if any one of the following conditions are met:

         1. The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Board of Directors of the Corporation or the committee thereof that considers the contract or transaction, and the Board of Directors of the Corporation or committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

         2. The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Shareholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the Shareholders of the Corporation at any annual or special meeting of Shareholders called for that purpose; or

         3. The contract or transaction is fair to the Corporation at the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the Shareholders of the Corporation.

         Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Corporation or of a committee thereof that authorizes such contract or transaction.

                                 ARTICLE FIFTEEN
                                 INDEMNIFICATION

         Section 1. MANDATORY INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding ("Proceeding"), by reason of the fact that he is or was a Director or Officer of the Corporation, or who, while a Director or Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Act against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

         Section 2. NATURE OF INDEMNIFICATION. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any 'Bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 3. INSURANCE. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Fifteen or the Act.

                                 ARTICLE SIXTEEN
                               AMENDMENT OF BYLAWS

         The Shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such power shall be vested exclusively in the Board of Directors and shall not be exercised by the Shareholders.

                                ARTICLE SEVENTEEN
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the Act or these Articles of Incorporation, and all rights conferred on Shareholders herein are granted subject to this reservation.

                                ARTICLE EIGHTEEN
                                    CAPTIONS

         The captions used in these Articles of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

                                ARTICLE NINETEEN
                                  INCORPORATOR

         The name and address of the Incorporator are as follows:

NAME                    ADDRESS                                   CITY, STATE
Klara A. Albaral        14160 Dallas Parkway, Suite 950           Dallas, Texas 75240

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 11th day of December, 1998.


     /s/Klara A. Albaral
------------------------------------
Klara A. Albaral

                       ARTICLES/CERTIFICATE OF CORRECTION


         This correction is submitted pursuant to Article 1302.701 of the Texas Miscellaneous Corporation Laws Act for a corporation to correct a document which is an inaccurate record of the corporate action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged or verified.

                                   ARTICLE ONE

         The name of the corporation is RBS Acquisition Corp.

                                   ARTICLE TWO

         The document to be corrected is the Articles of Incorporation, which was filed in the office of the Secretary of State on the 11th day of December, 1998.

                                  ARTICLE THREE

         The inaccuracy, error, or defect to be corrected is: The second sentence of Article Four, Section One currently reads as follows: "The total number of shares which the Corporation is authorized to issue is 50,000 shares of which 40,000 shall be Common Stock and 10,000,000 shall be Preferred Stock." The numbers 50,000 and 40,000 are incorrect, and need to be corrected to read 50,000,000 and 40,000,000, respectively, to be consistent with the number 10,000,000.

                                  ARTICLE FOUR

         As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows: "The total number of shares which the Corporation is authorized to issue is 50,000,000 shares of which 40,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock."

         Executed on May 26, 1999.


By:         /s/ Timothy P. Halter
   -----------------------------------------
         Timothy P. Halter, President

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                              RBS ACQUISITION CORP.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

                                   ARTICLE ONE

         The name of the Corporation is RBS ACQUISITION CORP.

                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on September 23, 1999:

                                  "ARTICLE ONE

         The name of the corporation is MICROWAVE TRANSMISSION SYSTEMS, INC.

                                   ARTICLE TEN
                           REGISTERED AGENT AND OFFICE

         Section 1. Registered Office. The address of the registered office of the Corporation is 541 Sterling Drive, Richardson, Texas 75081.

         Section 2. The name of the registered agent of the Corporation at such address is Preston D. Spurlin."

         The amendment alters or changes Articles One and Ten of the Articles of Incorporation and the full text of each provision altered is as follows:

                                  "ARTICLE ONE
                                      NAME

         The name of the corporation is RBS ACQUISITION CORP.

                                   ARTICLE TEN
                           REGISTERED AGENT AND OFFICE

         Section 1. Registered Office. The address of the initial registered office of the Corporation is 14160 Dallas Parkway, Suite 950, Dallas, Texas 75240.

         Section 2. Registered Agent. The name of the registered agent of the Corporation at such address is Timothy P. Halter."

                                  ARTICLE THREE

         The number of shares of the Corporation outstanding at the time of such adoption was 500,084 shares; and the number of shares entitled to vote thereon was 500,084.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 335,249; and the number of shares voted against such amendment was 3.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of RBS Acquisition Corp. as of this 5 day of January, 2000.

                                             RBS ACQUISITION CORP.


                                             By:   s/Preston D. Spurlin
                                                 ---------------------------
                                             Name:  Preston D. Spurlin

                                             Title: President